UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2458 West Tech Lane Auburn, AL		36830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (334) 887-4445

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Resignation of Officers and Directors; Appointment and Compensatory Arrangement of Chief Financial Officer.

Effective July 1, 2011, Duane Peterson resigned as a director of Viper Powersports Inc. (the “Company); Terry L. Nesbitt resigned as a director of the Company and as President of its subsidiary Viper Motorcycle Company; and Jerome Posey resigned as Chief Financial Officer (CFO) of the Company.

Also effective July 1, 2011, Timothy C. Kling, age 53, was appointed Chief Financial Officer (CFO) of the Company to serve under an oral employment  arrangement for an indeterminate term providing an initial annualized salary basis of $110,400 with certain achievement increases to $121,400, two weeks paid vacation, family health and life insurance, and a monthly $450 car allowance.  Mr. Kling also was awarded 200,000 shares of restricted common stock of the Company in consideration for his agreement to serve as CFO of the Company.

For the past six years, Mr. Kling served as Chief Financial Officer of Lehman Trikes, Inc., a listed Canadian public company which is a leading manufacturer of three-wheeled “trike” motorcycles, and he has over 20 years extensive experience with financial, accounting and information systems as well as public company financial reporting and disclosures.  Mr. Kling received an MBA degree from the University of Wyoming and a BSBA degree in Accounting and Information Systems from the University of Montana, and he holds certified designations as both a Certified Public Accountant (CPA) and a Certified Management Accountant.

Item 3.02.   Unregistered Sale of Equity Securities

The information set forth above under Item 5.02 is incorporated herein by reference.  The issuance of common stock of the Company to its new CFO as described above was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 8.01.   Other Information (Move to Auburn, Alabama)

Mr. John Silseth, Chief Executive Officer of the Company, is pleased to report that in late June 2011 the Company completed its permanent relocation from Minnesota to a modern first-class facility in Auburn, Alabama.  This new Auburn facility of 63,000 sq. ft. and adjoining 17 acres now serves as the Company’s world headquarters and contains all of Viper’s manufacturing, development, domestic and international marketing, administrative and executive operations and personnel, and has future expansion capabilities to expand to production of up to 10,000 motorcycle units annually.  Mr. Silseth also reports that the Company has now commenced full motorcycle manufacturing and marketing operations at its new Auburn facility.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports Inc.

Dated: July 1, 2011	By:	/s/ John R. Silseth
John R. Silseth,
Chief Executive Officer